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                           CERTIFICATE OF INCORPORATION
                                        OF
                              RBP CUSTOM GLASS, INC.


    THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                    ARTICLE I
                                       NAME

  The name of the corporation is RBP Custom Glass, Inc. (the "Corporation").

                                    ARTICLE II
                                PERIOD OF DURATION

    The period of duration of the Corporation is perpetual or until dissolved or merged or consolidated in some lawful manner.

                                   ARTICLE III
                                PURPOSE AND POWERS

    Section 1. PURPOSE. The purpose for which the Corporation is organized is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Act").

    Section 2.     POWERS.   Subject to any specific written limitations or
restrictions imposed by the Act, by other law, or by this Certificate of Incorporation, and solely in furtherance thereof, but not in addition to the purposes set forth in Section 1 of this Article, the Corporation

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shall have and exercise all of the powers specified in the Act, which powers are not inconsistent with this Certificate of Incorporation.

                                   ARTICLE IV
                   CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

    Section 1. AUTHORIZED SHARES. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Ten Thousand (10,000), which shall be common stock, par value $0.01 per share.

    Section 2. PREEMPTIVE RIGHTS. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by this Certificate of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

    Section 3. VOTING. In the exercise of voting privileges, each holder of shares of the common stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation, and each holder of any series of preferred stock of the Corporation shall have such voting rights, if any, as shall be specified for such series. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. With respect to any action to be taken by the stockholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the stockholders

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at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the Act to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent of consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the Corporation's minute book.

                                    ARTICLE V
                           REGISTERED OFFICE AND AGENT

    The street address of the initial registered office of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the initial registered agent at such address is The Corporation Trust Company.

                                    ARTICLE VI
                                    DIRECTORS

    Section 1. NUMBER. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors which shall consist of not less than one director, the exact number of which shall be determined in accordance with the Bylaws of the Corporation. A director shall hold office until the next annual meeting of stockholders of the Corporation and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director elected by the Board of Directors to fill a newly created directorship resulting from an increase in the number of directors shall hold office until the next election of directors.

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    Section 2.     INITIAL BOARD OF DIRECTORS.  The powers of the
incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons shall thereupon serve as the initial directors of the Corporation until the next annual meeting of stockholders of the Corporation or until their respective successors are duly elected and qualified:

     NAME                    ADDRESS
     ----                    -------

Thomas W. Sturgess           2550 Walnut Hill Lane, Dallas, TX
Fergus J. Walker             2550 Walnut Hill Lane, Dallas, TX
Fred Babb                    2550 Walnut Hill Lane, Dallas, TX


    Section 3. LIMITATION ON LIABILITY OF DIRECTORS. Pursuant to Section 102(b)(7) of the Act, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. If the Act or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of this Corporation, in additional to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Act or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 3 by the stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

    Section 4. ELECTION AND REMOVAL OF DIRECTORS. Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law.

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                                   ARTICLE VII
                       SPECIAL POWERS OF BOARD OF DIRECTORS

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    1.   To adopt, amend or repeal the Bylaws of the Corporation;

    2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

    3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created; and

    4. By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation; the board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the Act requires a particular matter to be authorized by the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of the committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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                                  ARTICLE VIII
                          ADDITIONAL POWERS IN BYLAWS

    The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and those expressly conferred upon them by the Act.

                                   ARTICLE IX
                                INDEMNIFICATION

    Section 1. MANDATORY INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding ("Proceeding"), by reason of the fact that he is or was an officer or a director of the Corporation, or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Act against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

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    Section 2.     NATURE OF INDEMNIFICATION.  The indemnification and
advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 3. INSURANCE. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

                                   ARTICLE X
                           ARRANGEMENT WITH CREDITORS

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement

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and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE XI
                      TRANSACTIONS WITH INTERESTED PARTIES

    No contract or other transaction between the Corporation and any other corporation and no other acts of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the Corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other Corporation or not so interested. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

    Any contract, transaction, act of the Corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting

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of the stockholders of the Corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation; PROVIDED, HOWEVER, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

                                  ARTICLE XII
                                  AMENDMENTS

    The Corporation reserves the right to amend, alter, change or repeal any provision continued in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the Act or this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE XIII
                                    CAPTIONS

    The captions used in this Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

                                  ARTICLE XIV
                                  INCORPORATOR

    The name and address of the incorporator are as follows:

                                 Jeffrey M. Davis
                           901 Main Street, Suite 3000
                            Dallas, Texas  75202-3714

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    IN WITNESS WHEREOF, the incorporator has executed this Certificate of
Incorporation on the 13th day of April, 1992.

                                       INCORPORATOR:



                                       /s/ Jeffrey M. Davis
                                       -----------------------
                                       Jeffrey M. Davis



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